EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
THIRD QUARTER 2022 RESULTS
CHANDLER, AZ – November 3, 2022 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter ended September 30, 2022.  Highlights include:
•Gross profit increased 10% year over year to $399.3 million
•Earnings from operations increased 9% year over year to $90.3 million
•Adjusted earnings from operations increased 14% year over year to $107.1 million
•Diluted earnings per share of $1.58 increased 5% year over year
•Adjusted diluted earnings per share of $1.99 increased 6% year over year

In the third quarter of 2022, net sales increased 4%, year over year. Gross profit increased 10% while gross margin expanded 90 basis points to 15.8% compared to the third quarter of 2021.  Earnings from operations of $90.3 million increased 9% compared to $83.2 million in the third quarter of 2021. Adjusted earnings from operations of $107.1 million increased 14% compared to $93.5 million in the third quarter of 2021.  Diluted earnings per share for the quarter was $1.58, up 5%, year over year. Adjusted diluted earnings per share was $1.99, up 6% year over year, despite being negatively impacted by both foreign currency exchange rates and the impact of higher interest rates on interest expense in the current quarter.

“I am pleased to report that we delivered another quarter of solid results driven by double-digit gross profit growth and continued strength in cloud solutions which grew 27%,” stated Joyce Mullen, President and Chief Executive Officer.  “We are focused on our strategy and the year is shaping up as we expected, despite the economic volatility,” stated Mullen.
KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the third quarter of 2022 of $2.53 billion increased 4%, year over year, when compared to the third quarter of 2021. Product net sales increased 2%, year over year and services net sales increased 13%, year over year.
•Net sales in North America increased 4%, year over year, to $2.10 billion;
◦Product net sales increased 3%, year over year, to $1.80 billion;
◦Services net sales increased 14%, year over year, to $298.7 million;
•Net sales in EMEA was relatively flat, year to year, at $379.6 million; and
•Net sales in APAC increased 19%, year over year, to $54.9 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales were up 6%, year over year, with growth in net sales in North America, EMEA and APAC of 4%, 16% and 27%, respectively, year over year.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit increased to $399.3 million, an increase of 10% compared to the third quarter of 2021, with consolidated gross margin expanding 90 basis points to 15.8% of net sales. Product gross profit increased 9%, year over year, and services gross profit increased 10%, year over year.
•Gross profit in North America increased 12%, year over year, to $332.7 million (15.8% gross margin);
•Gross profit in EMEA decreased 7%, year to year, to $51.8 million (13.6% gross margin); and
•Gross profit in APAC increased 13%, year over year, to $14.8 million (26.9% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 11%, year over year, with gross profit growth in North America, EMEA and APAC of 13%, 9% and 21%, respectively, year over year.
•Consolidated earnings from operations increased 9% compared to the third quarter of 2021 to $90.3 million, or 3.6% of net sales.
•Earnings from operations in North America increased 11%, year over year, to $82.3 million, or 3.9% of net sales;
•Earnings from operations in EMEA decreased 16%, year to year, to $4.2 million, or 1.1% of net sales; and
•Earnings from operations in APAC decreased 2%, year to year, to $3.8 million, or 6.9% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 10%, year over year, with increased earnings from operations in North America and APAC of 11% and 5%, year over year, respectively, partially offset by decreased earnings from operations in EMEA of 2%, year to year.
•Adjusted earnings from operations increased 14% compared to the third quarter of 2021 to $107.1 million, or 4.2% of net sales.
•Adjusted earnings from operations in North America increased 18%, year over year, to $98.5 million, or 4.7% of net sales;
•Adjusted earnings from operations in EMEA decreased 21%, year to year, to $4.6 million, or 1.2% of net sales; and
•Adjusted earnings from operations in APAC decreased 2%, year to year, to $3.9 million, or 7.1% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 16%, year over year, with increased Adjusted earnings from operations in North America and APAC of 18% and 5%, respectively, year over year, partially offset by decreased Adjusted earnings from operations in EMEA of 8%, year to year.
•Consolidated net earnings and diluted earnings per share for the third quarter of 2022 were $57.3 million and $1.58, respectively, at an effective tax rate of 25.3%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the third quarter of 2022 were $69.8 million and $1.99, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share was up 8%, year over year.
In discussing financial results for the three and nine months ended September 30, 2022 and 2021 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted diluted earnings per share on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2022, the Company expects to deliver low double digit net sales growth and Adjusted diluted earnings per share is expected to be between $8.65 and $8.75.
This outlook assumes
•interest expense between $35 and $40 million;
•an effective tax rate of 25% to 26% for the full year 2022;
•capital expenditures of $65 to $70 million; and
•an average share count for the full year of 35.1 to 35.2 million shares after an estimated partial completion of our planned repurchase under our current authorization.
This outlook excludes acquisition-related intangibles amortization expense of approximately $33 million, assumes no acquisition or integration related, transformation or severance and restructuring expenses, and no significant change in our debt instruments.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2022 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss third quarter 2022 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using this event link.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, and (vi) the tax effects of each of these items, as applicable. Adjusted net earnings and Adjusted diluted earnings per share for the three and nine months ended September 30, 2021 also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. Effective January 1, 2022, the Company adopted ASU 2020-06 and no longer records amortization of debt discount associated with the convertible senior notes. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the third quarter of 2022 was in excess of $68.32, which is the initial conversion price of the convertible senior notes.  Adjusted EBITDA includes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs and (viii) certain acquisition and integration related expenses. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses and (vi) the tax effects of each of these items, as applicable.  Adjusted ROIC for the twelve months ended September 30, 2022 also excludes (i) impairment of construction in progress, (ii) loss on sale of property, (iii) litigation settlement proceeds, and (iv) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	change	2022	2021	change
Insight Enterprises, Inc.
Net sales:
Products	$2,169,197	$2,124,239	2%	$6,828,726	$5,906,437	16%
Services	$365,157	$323,282	13%	$1,099,855	$963,653	14%
Total net sales	$2,534,354	$2,447,521	4%	$7,928,581	$6,870,090	15%
Gross profit	$399,258	$364,545	10%	$1,216,008	$1,062,702	14%
Gross margin	15.8%	14.9%	90 bps	15.3%	15.5%	(20 bps)
Selling and administrative expenses	$308,253	$278,998	10%	$911,894	$827,275	10%
Severance and restructuring expenses	$720	$2,396	(70%)	$2,784	$(3,217)	> 100%
Acquisition and integration related expenses	$6	$—	*	$1,646	—	*
Earnings from operations	$90,279	$83,151	9%	$299,684	$238,644	26%
Net earnings	$57,316	$55,483	3%	$203,131	$157,212	29%
Diluted earnings per share	$1.58	$1.51	5%	$5.53	$4.27	30%

North America
Net sales:
Products	$1,801,128	$1,756,775	3%	$5,530,475	$4,675,581	18%
Services	$298,709	$263,101	14%	$881,311	$758,705	16%
Total net sales	$2,099,837	$2,019,876	4%	$6,411,786	$5,434,286	18%
Gross profit	$332,696	$295,982	12%	$983,046	$828,368	19%
Gross margin	15.8%	14.7%	110 bps	15.3%	15.2%	10 bps
Selling and administrative expenses	$249,745	$219,714	14%	$728,833	$640,420	14%
Severance and restructuring expenses	$683	$1,999	(66%)	$1,472	$(4,361)	> 100%
Acquisition and integration related expenses	$6	$—	*	$1,646	$—	*
Earnings from operations	$82,262	$74,269	11%	$251,095	$192,309	31%

Sales Mix			**
Hardware	67%	70%	(1%)	69%	68%	19%
Software	19%	17%	17%	17%	18%	14%
Services	14%	13%	14%	14%	14%	16%
	100%	100%	4%	100%	100%	18%

EMEA
Net sales:
Products	$335,866	$339,513	(1%)	$1,187,272	$1,125,299	6%
Services	$43,708	$41,935	4%	$150,066	$152,359	(2%)
Total net sales	$379,574	$381,448	—%	$1,337,338	$1,277,658	5%
Gross profit	$51,772	$55,447	(7%)	$186,089	$195,011	(5%)
Gross margin	13.6%	14.5%	(90 bps)	13.9%	15.3%	(140 bps)
Selling and administrative expenses	$47,527	$50,062	(5%)	$151,225	$159,466	(5%)
Severance and restructuring expenses	$35	$397	(91%)	$1,310	$1,135	15%
Earnings from operations	$4,210	$4,988	(16%)	$33,554	$34,410	(2%)

Sales Mix			**
Hardware	40%	42%	(6%)	39%	41%	(2%)
Software	49%	47%	3%	50%	47%	12%
Services	11%	11%	4%	11%	12%	(2%)
	100%	100%	—%	100%	100%	5%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	change	2022	2021	change
APAC
Net sales:
Products	$32,203	$27,951	15%	$110,979	$105,557	5%
Services	$22,740	$18,246	25%	$68,478	$52,589	30%
Total net sales	$54,943	$46,197	19%	$179,457	$158,146	13%
Gross profit	$14,790	$13,116	13%	$46,873	$39,323	19%
Gross margin	26.9%	28.4%	(150 bps)	26.1%	24.9%	120 bps
Selling and administrative expenses	$10,981	$9,222	19%	$31,836	$27,389	16%
Severance and restructuring expenses	$2	$—	*	$2	$9	(78%)
Earnings from operations	$3,807	$3,894	(2%)	$15,035	$11,925	26%

Sales Mix			**
Hardware	30%	29%	23%	25%	22%	28%
Software	29%	31%	8%	37%	45%	(6%)
Services	41%	40%	25%	38%	33%	30%
	100%	100%	19%	100%	100%	13%
*    Percentage change not considered meaningful.
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call, web cast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including those related to the Company’s future responses to and the potential impact of coronavirus strain COVID-19 (“COVID-19”) on the Company, the Company’s future financial performance and results of operations, including net sales growth, Adjusted diluted earnings per share, and Adjusted selling and administrative expenses, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectations that note holders will not convert the Company’s convertible senior notes in the near term, the Company’s expectations regarding cash flow, the Company’s expectations regarding current supply constraints and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022:
•actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;
•the Company’s reliance on its partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•the Company’s ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;
•general economic conditions, economic uncertainties and changes in geopolitical conditions including the possibility of a recession or as a result of Russia’s invasion of Ukraine;
•changes in the IT industry and/or rapid changes in technology;
•supply constraints for hardware, including devices, and the potential impact on our inventory management and warehouse operations relating to the easing of these constraints;
•accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;
•the Company’s reliance on independent shipping companies;
•the risks associated with the Company’s international operations;
•natural disasters or other adverse occurrences;
•disruptions in the Company’s IT systems and voice and data networks;
•cyberattacks or breaches of data privacy and security regulations;
•intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names;
•legal proceedings, client audits and failure to comply with laws and regulations;
•failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•the Company’s potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Company’s convertible senior notes, which has historically been triggered, may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the convertible senior notes;
•risks associated with the discontinuation of LIBOR as a benchmark rate;
•increased debt and interest expense and the possibility of decreased availability of funds under the Company’s financing facilities;

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•possible significant fluctuations in the Company’s future operating results as well as seasonality and variability in client demands;
•the Company’s dependence on certain key personnel and the Company’s ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including the achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales:
Products	$2,169,197	$2,124,239	$6,828,726	$5,906,437
Services	365,157	323,282	1,099,855	963,653
Total net sales	2,534,354	2,447,521	7,928,581	6,870,090
Costs of goods sold:
Products	1,956,679	1,930,096	6,199,783	5,367,083
Services	178,417	152,880	512,790	440,305
Total costs of goods sold	2,135,096	2,082,976	6,712,573	5,807,388
Gross profit	399,258	364,545	1,216,008	1,062,702
Operating expenses:
Selling and administrative expenses	308,253	278,998	911,894	827,275
Severance and restructuring expenses, net	720	2,396	2,784	(3,217)
Acquisition and integration related expenses	6	—	1,646	—
Earnings from operations	90,279	83,151	299,684	238,644
Non-operating (income) expense:
Interest expense, net	11,713	10,332	29,164	29,884
Other expense (income), net	1,790	(1,589)	(741)	(855)
Earnings before income taxes	76,776	74,408	271,261	209,615
Income tax expense	19,460	18,925	68,130	52,403
Net earnings	$57,316	$55,483	$203,131	$157,212

Net earnings per share:
Basic	$1.64	$1.59	$5.80	$4.49
Diluted	$1.58	$1.51	$5.53	$4.27

Shares used in per share calculations:
Basic	34,952	34,855	35,003	35,050
Diluted	36,340	36,745	36,714	36,860

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$136,653	$103,840
Accounts receivable, net	3,047,739	2,936,732
Inventories	367,913	328,101
Other current assets	232,355	199,638
Total current assets	3,784,660	3,568,311

Property and equipment, net	201,269	176,263
Goodwill	493,618	428,346
Intangible assets, net	211,806	214,788
Other assets	306,361	301,372
	$4,997,714	$4,689,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,525,638	$1,779,854
Accounts payable – inventory financing facilities	331,982	311,878
Accrued expenses and other current liabilities	414,822	423,489
Current portion of long-term debt	594	36
Total current liabilities	2,273,036	2,515,257

Long-term debt	783,723	361,570
Deferred income taxes	36,723	47,073
Other liabilities	283,441	255,953
	3,376,923	3,179,853
Stockholders’ equity:
Preferred stock	—	—
Common stock	348	349
Additional paid-in capital	330,726	368,282
Retained earnings	1,366,124	1,167,690
Accumulated other comprehensive loss – foreign currency translation adjustments	(76,407)	(27,094)
Total stockholders’ equity	1,620,791	1,509,227
	$4,997,714	$4,689,080

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net earnings	$203,131	$157,212
Adjustments to reconcile net earnings to net cash (used in) operating activities:
Depreciation and amortization	42,204	42,151
Provision for losses on accounts receivable	4,295	5,781
Non-cash stock-based compensation	16,524	13,950
Deferred income taxes	(5,554)	3,374
Amortization of debt discount and issuance costs	4,894	12,615
Other adjustments	933	(4,753)
Changes in assets and liabilities:
Increase in accounts receivable	(230,049)	(85,853)
Increase in inventories	(51,526)	(88,119)
Increase in other assets	(14,926)	(20,844)
Decrease in accounts payable	(171,257)	(119,525)
Decrease in accrued expenses and other liabilities	(4,554)	(33,777)
Net cash (used in) operating activities:	(205,885)	(117,788)
Cash flows from investing activities:
Proceeds from sale of assets	1,318	29,221
Purchases of property and equipment	(59,270)	(28,011)
Acquisitions, net of cash and cash equivalents acquired	(68,248)	—
Net cash (used in) provided by investing activities:	(126,200)	1,210
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	3,825,923	3,167,044
Repayments on ABL revolving credit facility	(3,433,629)	(3,085,044)
Net borrowings under inventory financing facilities	23,017	76,422
Repurchases of common stock	(25,008)	(50,000)
Other payments	(12,798)	(9,330)
Net cash provided by financing activities:	377,505	99,092
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(12,710)	(3,601)
Increase (decrease) in cash, cash equivalents and restricted cash	32,710	(21,087)
Cash, cash equivalents and restricted cash at beginning of period	105,977	130,582
Cash, cash equivalents and restricted cash at end of period	$138,687	$109,495

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$90,279	$83,151	$299,684	$238,644
Amortization of intangible assets	8,986	7,988	24,815	24,097
Other	7,829	2,396	13,846	(3,217)
Adjusted non-GAAP consolidated EFO	$107,094	$93,535	$338,345	$259,524

GAAP EFO as a percentage of net sales	3.6%	3.4%	3.8%	3.5%
Adjusted non-GAAP EFO as a percentage of net sales	4.2%	3.8%	4.3%	3.8%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$57,316	$55,483	$203,131	$157,212
Amortization of intangible assets	8,986	7,988	24,815	24,097
Amortization of debt discount and issuance costs	—	3,049	—	9,045
Other	7,829	2,396	13,846	(3,217)
Income taxes on non-GAAP adjustments	(4,295)	(3,172)	(9,773)	(7,133)
Adjusted non-GAAP consolidated net earnings	$69,836	$65,744	$232,019	$180,004

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.58	$1.51	$5.53	$4.27
Amortization of intangible assets	0.25	0.22	0.68	0.65
Amortization of debt discount and issuance costs	—	0.08	—	0.25
Other	0.22	0.07	0.38	(0.09)
Income taxes on non-GAAP adjustments	(0.12)	(0.09)	(0.27)	(0.19)
Impact of benefit from note hedge	0.06	0.08	0.26	0.19
Adjusted non-GAAP diluted EPS	$1.99	$1.87	$6.58	$5.08

Shares used in diluted EPS calculation	36,340	36,745	36,714	36,860
Impact of benefit from note hedge	(1,187)	(1,509)	(1,468)	(1,403)
Shares used in Adjusted non-GAAP diluted EPS calculation	35,153	35,236	35,246	35,457

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$82,262	$74,269	$251,095	$192,309
Amortization of intangible assets	8,468	7,372	23,172	22,229
Other	7,792	1,999	12,534	(4,361)
Adjusted non-GAAP EFO from North America segment	$98,522	$83,640	$286,801	$210,177

GAAP EFO as a percentage of net sales	3.9%	3.7%	3.9%	3.5%
Adjusted non-GAAP EFO as a percentage of net sales	4.7%	4.1%	4.5%	3.9%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$4,210	$4,988	$33,554	$34,410
Amortization of intangible assets	404	494	1,291	1,491
Other	35	397	1,310	1,135
Adjusted non-GAAP EFO from EMEA segment	$4,649	$5,879	$36,155	$37,036

GAAP EFO as a percentage of net sales	1.1%	1.3%	2.5%	2.7%
Adjusted non-GAAP EFO as a percentage of net sales	1.2%	1.5%	2.7%	2.9%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$3,807	$3,894	$15,035	$11,925
Amortization of intangible assets	114	122	352	377
Other	2	—	2	9
Adjusted non-GAAP EFO from APAC segment	$3,923	$4,016	$15,389	$12,311

GAAP EFO as a percentage of net sales	6.9%	8.4%	8.4%	7.5%
Adjusted non-GAAP EFO as a percentage of net sales	7.1%	8.7%	8.6%	7.8%

Adjusted EBITDA:
GAAP consolidated net earnings	$57,316	$55,483	$203,131	$157,212
Interest expense	12,376	10,529	30,306	30,291
Income tax expense	19,460	18,925	68,130	52,403
Depreciation and amortization of property and equipment	6,449	5,665	17,389	18,054
Amortization of intangible assets	8,986	7,988	24,815	24,097
Other	7,829	2,396	13,846	(3,217)
Adjusted non-GAAP EBITDA	$112,416	$100,986	$357,617	$278,840

GAAP consolidated net earnings as a percentage of net sales	2.3%	2.3%	2.6%	2.3%
Adjusted non-GAAP EBITDA as a percentage of net sales	4.4%	4.1%	4.5%	4.1%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended September 30,
	2022	2021
Adjusted return on invested capital:
GAAP consolidated EFO	$393,101	$321,686
Amortization of intangible assets	32,763	32,077
Other	15,429	(2,096)
Adjusted non-GAAP consolidated EFO*	441,293	351,667
Income tax expense**	114,736	91,433
Adjusted non-GAAP consolidated EFO, net of tax	$326,557	$260,234
Average stockholders’ equity***	$1,546,245	$1,367,940
Average debt***	757,603	432,693
Average cash***	(120,026)	(111,493)
Invested Capital	$2,183,822	$1,689,140

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	13.32%	14.09%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	14.95%	15.41%
*The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation excludes amortization of intangible assets. This calculation remains consistent with the metric utilized in management’s compensation plan.
**    Assumed tax rate of 26.0%.
***    Average of previous five quarters.
****    Computed as GAAP consolidated EFO, net of tax of $102,206 and $83,638 for the twelve months ended September 30, 2022 and 2021, respectively, divided by invested capital.
*****    Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
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